LI3 ENERGY TEAMS WITH ONE OF THE WORLD’S LARGEST STEEL MANUFACTURERS FOR LITHIUM EXPLORATION

Strategic Partnership includes up to $18Million to fund Maricunga exploration and development

SANTIAGO, CHILE—(PRNewswire – August 25th, 2011) – Li3 Energy, Inc., (OTC.BB.LIEG –News) (“Li3”, “Li3 Energy” or the “Company”), a US-listed and South American based global exploration company in the lithium and minerals sector is pleased to announce that it has      executed a Securities Purchase Agreement with POSCO Canada Ltd. (“POSCAN”), a wholly-owned subsidiary of  POSCO, (NYSE: PKX), a Republic of South Korea multinational global leader.  POSCO, with over $60 billion in revenue, is one of the largest steel manufacturers in the world and has global operations in energy, chemicals and materials.  POSCO has been actively evaluating, pursuing and partnering on leading lithium projects globally.

Li3, with a controlling interest in its flagship Maricunga property is now focused on implementing the Exploration and Development plan which includes securing leading well drilling contractors, seismic surveyors and engineering firms, as well as the necessary governmental drilling permits to begin the advancement of the project.  Li3 is also identifying potential additional land acquisitions to support the project while also evaluating proprietary technologies that could supplement the salar’s natural evaporation process and potentially improve the economics of the project.  The key terms of the Securities Purchase Agreement include:

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An initial investment to purchase $8MM of Units (each Unit consists of one share of common stock and a three-year warrant to purchase one share of common stock at an exercise price of $0.40) at a price of $0.21 per Unit;

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A follow-on investment of $10MM of additional Units at $0.21 per Unit upon satisfaction of certain conditions, including (i) an NI 43-101 report concluding that proceeding to the Feasibility Study phase for the Maricunga project is warranted, (ii) completion of Li3’s proposed work program and (iii) having the necessary permits and approvals in place for building and operating a brine test facility on the Maricunga property;

•	The common shares purchased by POSCAN, shall be locked up and may not be sold until the earlier of: (i) 9 months after their issuance date or (ii) November 20, 2012;
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Board representation - Li3 shall appoint a director nominated by POSCAN to its Board of Directors and shall continue to nominate a POSCAN, designee at each annual meeting for as long as POSCAN, owns not less than 10% of the issued and outstanding shares of Li3;

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After the initial investment, POSCAN and Li3 shall discuss and evaluate the development, financing and construction of a test facility on the Maricunga property; in such event, Li3 shall (i) supply POSCAN brine and other materials and utilities and (ii) assist POSCAN in obtaining any rights, licenses and permits required to build this facility;

•	Li3 is also providing POSCAN with registration rights, pro-rata preemptive rights with respect to future financings, and certain negative covenants in connection with the transaction.

Luis Saenz, CEO of Li3, stated: “We are extremely pleased to have executed this agreement with POSCO.  We began earnest discussions in March of this year and to consummate this transaction in less than six months is testament to the extraordinary efforts by a dynamic, proactive and extremely professional team from POSCO and the cooperation and ability of Li3’s management team and advisors.  Being chosen as one of their lithium and other minerals project partners, coupled with the financial and technical support this relationship brings and the potential commercial opportunities we hope to derive from a global strategic partner of this magnitude, we believe speaks to the strength of Li3, the merit of Maricunga, and potential of our future plans.  We look forward to working together with POSCO as we advance the Maricunga project.”

As Li3 has reported, the independent evaluation conducted by signumBOX (June 2011) concluded that the Maricunga lithium project in its current state was among the top eleven lithium projects in the world and had the potential to become the leading lithium based salar in brine-bearing deposits.  Among other items, this report concluded that securing the initial developmental financing and a multinational strategic off-take partner as well as obtaining the Chilean governmental approvals were the criteria missing that could elevate the project even further.   Additional information regarding the POSCO transaction can be found in Li3’s Form 8-K filed with the SEC and posted on the Li3 website.

About POSCO:

POSCO engages in the manufacture and sale of various steel products in South Korea and   internationally.  It offers steel for general structures and welded structures used in steel structures, bridges, ships and automobiles; atmospheric corrosion resistant steel for use in the production of containers, special vehicles and buildings, hot rolled steel used in automobile frames and wheels; and hot rolled steel for special applications.  The company was founded in 1968 and is based in Seoul, South Korea.  Additional information regarding the company can be found at www.posco.com.

About Li3 Energy, Inc.

Li3 Energy, Inc. is an exploration and developmental stage public company in the lithium mining and energy sector.  Li3 aims to acquire, develop and commercialize a significant portfolio of lithium brine deposits in the Americas.  With its controlling interest in its Maricunga project, Li3’s goals are to; a) support the global implementation of clean and green energy initiatives; b) meet growing lithium market demand and; c)  become a mid-tier, low cost supplier of lithium, potassium nitrate, iodine and other strategic minerals, serving global clients in the energy, fertilizer and specialty chemical industries.  Additional information regarding the company can be found in our recent filings with the SEC as well as the information maintained on our website www.li3energy.com.

Forward-Looking Statements

All statements other than statements of historical facts included in this news release including, without limitation, statements preceded by, followed by or that otherwise include the words     “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions are       forward-looking statements. The Company can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct.  Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in forward-looking statements due to many factors, including, without limitation: the results of initial exploration, and the determination by the Company and POSCO of whether to pursue any contemplated transactions; the Company’s ability to raise additional capital to complete exploration, development and commercialization of the Maricunga Project and other opportunities; future findings and economic assessment reports; the Company’s ability to obtain necessary Chilean governmental consents; the Company’s ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish appropriate technical and managerial infrastructure; political stability; and lithium prices. For further information about certain risks faced by the Company, see the “Risk Factors” in the Registration Statement on Form S-1, filed with the SEC on July 1st, 2011 and in subsequent filings with the SEC. The Company undertakes no obligation to update any forward-looking statement contained in this news release to reflect events or circumstances that may arise after the date of this release.

Contact:  Li3 Energy, Inc.
Luis Saenz, CEO
Marchant Pereira 150 Oficina 803
Providencia  Santiago - Chile
011-511-212-1880
luis.saenz@li3energy.com

The InVentures Group Inc.
Marc S. Lubow,
Managing Partner
(904) 645 - 9549
info@li3energy.com